Exhibit 99.2

July 31, 2019 Nasdaq: SFNC Acquisition of The Landrum Company

Forward-Looking Statements

Certain statements contained in this presentation may not be based on historical facts and are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by reference to a future period(s) or by the use of forward-looking terminology, such as "anticipate," "estimate," "expect," "foresee," "may," "might," "will," "would," "could" or "intend," future or conditional verb tenses, and variations or negatives of such terms. These forward-looking statements include, without limitation, statements relating to the impact Simmons First National Corporation ("Company") expects the acquisition of The Landrum Company ("Landrum") (such acquisition hereinafter referred to as the "Transaction") to have on the combined entities operations, financial condition, and financial results, and the Company's expectations about its ability to successfully integrate the combined businesses and the amount of cost savings and other benefits the Company expects to realize as a result of the Transaction. The forward-looking statements also include, without limitation, statements relating to Company's future growth, revenue, assets, asset quality, profitability and customer service, critical accounting policies, net interest margin, non-interest revenue, market conditions related to the Company's common stock repurchase program, allowance for loan losses, the effect of certain new accounting standards on the Company's financial statements, income tax deductions, credit quality, the level of credit losses from lending commitments, net interest revenue, interest rate sensitivity, loan loss experience, liquidity, capital resources, market risk, earnings, effect of pending litigation, acquisition strategy, legal and regulatory limitations and compliance and competition.

Readers are cautioned not to place undue reliance on the forward-looking statements contained in this document in that actual results could differ materially from those indicated in such forward-looking statements, due to a variety of factors. These factors include, but are not limited to, changes in the Company's operating or expansion strategy, availability of and costs associated with obtaining adequate and timely sources of liquidity, the ability to maintain credit quality, possible adverse rulings, judgments, settlements and other outcomes of pending litigation, the ability of the Company to collect amounts due under loan agreements, changes in consumer preferences, effectiveness of the Company's interest rate risk management strategies, laws and regulations affecting financial institutions in general or relating to taxes, the effect of pending or future legislation, the ability of the Company to repurchase its common stock on favorable terms, ability to obtain regulatory approvals and meet other closing conditions to the Transaction, including approval by Landrum's shareholders on the expected terms and schedule, delay in closing the Transaction, difficulties and delays in integrating the Landrum business or fully realizing cost savings and other benefits of the Transaction, business disruption following the Transaction, changes in interest rates and capital markets, inflation, customer acceptance of the Company's products and services, and other risk factors. Other relevant risk factors may be detailed from time to time in the Company's press releases and filings with the SEC. All forward-looking statements, expressed or implied, included in this document are expressly qualified in their entirety by the cautionary statements contained or referred to herein. Any forward-looking statement speaks only as of the date of this document, and the Company and Landrum undertake no obligation, and specifically decline any obligation, to revise or update these forward-looking statements, whether as a result of new information, future developments or otherwise.

Annualized, pro forma, projected and estimated numbers are used for illustrative purposes only, are not forecasts and may not reflect actual results.

2

Important Additional Information and Where to Find It This presentation does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitatio n o f any vote or approval with respect to the proposed Transaction. No offer of securities shall be made except by means of a prospectus meeting the requirements of th e S ecurities Act of 1933, as amended, and no offer to sell or solicitation of an offer to buy shall be made in any jurisdiction in which such offer, solic ita tion or sale would be unlawful. In connection with the Transaction, the Company will file with the SEC a Registration Statement on Form S - 4 (the “Registration S tatement”) that will include a proxy statement of Landrum and a prospectus of the Company (the “Proxy Statement/Prospectus”), and the Company may file with the SEC other relevant documents concerning the Transaction. The definitive Proxy Statement/Prospectus will be mailed to shareholders of Landrum. SH ARE HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE TRANSACTION CAREFULLY AND IN THEIR ENTIRETY WH EN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BY THE COMPANY, AS WELL AS ANY AMENDMENTS OR SUPPLEMENT S T O THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION. Free copies of the Proxy Statement/Prospectus, as well as other filings containing information about the Company, may be obta ine d at the SEC’s Internet site (http://www.sec.gov), when they are filed by the Company. You will also be able to obtain these documents, when they are file d, free of charge, from the Company at www.simmonsbank.com under the heading “Investor Relations.” Copies of the Proxy Statement/Prospectus can also be obt ained, when it becomes available, free of charge, by directing a request to Simmons First National Corporation, 501 Main Street, Pine Bluff, Arkansa s 7 1601, Attention: Stephen C. Massanelli, Chief Administrative Officer and Investor Relations Officer, Email: steve.massanelli@simmonsbank.com, Telephone: (87 0) 541 - 1000 or to The Landrum Company, 801 East Broadway, Columbia, Missouri 65201, Attention: Kevin Gibbens, CEO, Telephone: (800) 618 - 5503. Participants in the Solicitation The Company, Landrum and certain of its directors, executive officers and employees may be deemed to be participants in the s oli citation of proxies from the shareholders of Landrum in connection with the proposed Transaction. Information about the Company’s directors and executive off icers is available in its proxy statement for its 2019 annual meeting of stockholders, which was filed with the SEC on March 12, 2019. Information regarding al l of the persons who may, under the rules of the SEC, be deemed participants in the proxy solicitation and a description of their direct and indirect i nte rests, by security holdings or otherwise, will be contained in the Proxy Statement/Prospectus regarding the proposed Transaction and other relevant material s t o be filed with the SEC when they become available. Free copies of these documents may be obtained as described in the preceding paragraph. 3

Pro Forma Footprint & Landrum Highlights

Simmons First National Corporation

The Landrum Company



NE
IA
Omaha
Des Moines
Lincoln
IL
Springfield
IN
Indianapolis
OH
Cincinnati
Denver
CO
Colorado Springs
KS
Kansas City
Jefferson City
St. Louis
Wichita
WV
Louisville
KY
VA
Nashville
Oklahoma City
Tulsa
TN
Knoxville
NC
Raleigh
Charlotte
Memphis
Chattanooga
NM
Little Rock
SC
AR
Atlanta
Birmingham
AL
MS
Dallas
GA
El Paso
TX
Austin
LA
San Antonio
Houston
New Orleans
Tampa
FL
SFNC Branches (216)
Landrum Branches (39)

Landrum Company Highlights

Headquarters: Columbia, MO

Year Bank Established: 1865

Branches: 39

Total Assets: $3.3 billion

Loans HFI / Deposits: 69.5%

Organic Loan CAGR[(1)]: 10.0%

Fee Income / Revenue[(2)]: 28.7%

CRE 300% Guideline: 212.6%

NPAs / Assets[(3)]: 0.25%

Source: S&P Global Market Intelligence and Company documents
Data as of 6/30/19

(1) Since 2013. Excludes loans held for sale
(2) For the quarter ended 6/30/19
(3) Excluding restructured loans

4

Source: S&P Global Market Intelligence and Company documents Data as of or for the six months ended 6/30/19 (1) Excluding restructured loans Overview of The Landrum Company Landrum Footprint Financial Highlights 5 Landrum (39) Franchise Overview • Family owned community bank operating in three regions; Central Missouri (Columbia, MO – Company HQ), Southern Missouri, and Texoma (Sherman - Denison, TX / Tishomingo, OK) • Founded in 1865; in early 1900, businessman Marquis Lafayette Landrum purchased the Mountain View, MO based bank • Offers commercial and consumer lending, deposit services, wealth management, and other financial services Headquarters Year Established Branches Chairman of the Board Chief Executive Officer Columbia, Missouri 1865 39 Daniel J. Stubler Kevin Gibbens Total Assets ($mm) Total Loans ( Excl . HFS) ($mm) Total Deposits ($mm) Loans / Deposits $ 3 , 294 2 , 062 2 , 965 69.5 % R eturn on Avg. Assets R eturn on Avg. Common Equity Net Interest Margin Efficiency Ratio 1.00% 13.7% 3 . 13% 69.1 % NPAs / Assets (1) NCOs / Avg. Loans Reserves / Loans 0. 25% 0. 07% 1.15%

Strategic Acquisition

Financially Attractive

- Expecting high single-digit EPS accretion
- Estimated TBVPS earnback of ~3 years
- Estimated IRR of ~24%
- Expecting that the transaction lowers Simmons' loan / deposit ratio to ~92%, while maintaining strong capital levels

Low Risk Profile

- Proven acquiror with 10 successful integrations since 2013
- Extensive due diligence performed
- Similar cultures and business models
- Contiguous markets that add to successful existing teams in North Texas, Oklahoma, and Missouri

Strategic Value

- Enhances scale in North Texas and expands footprint from DFW to Oklahoma City
- Expands presence in Central and Southern Missouri, while giving SFNC the 2nd largest deposit market share in the attractive Columbia, MO MSA
- Strong funding base from core deposits
- Enables asset growth in new and existing markets with ability to drive operating leverage

Note: FDIC deposit data as of 6/30/18

6

Transaction Overview

Structure

- SFNC to acquire 100% of the common stock of Landrum, the holding company for Landmark Bank
- Landrum preferred stock to be converted to SFNC preferred stock
- Following the holding company merger, Landmark Bank is expected to be merged with and into Simmons Bank in the 1st Quarter of 2020

Purchase Price

- Aggregate Transaction Value: $433.9 million[(1)]
- Fixed Stock Consideration: 17.35 million shares of SFNC stock
- Preferred Stock: 767 shares of Landrum series E preferred stock ($1,000/share liquidation preference) to be converted to SFNC series D preferred stock at par ($767,000)
- No cash consideration

Transaction Multiples

- 175% of Tangible Common Equity[(2)]
- 13.3x 2019E earnings (before cost savings)[(3)]
- 7.8% core deposit premium[(4)]

Required Approvals & Closing

- Customary regulatory approvals
- Landrum shareholder approval
- Satisfaction of other closing conditions
- Expected closing in the 4th Quarter of 2019

(1) Pricing data based on SFNC's closing price of $25.01 as of 7/29/19. Excludes conversion of preferred stock.
(2) Based on Landrum's tangible common equity as of 6/30/19
(3) Based on Landrum's estimated earnings of $32.7M for 2019E
(4) Core deposits calculated as total deposits less jumbo time deposits > $250,000 and brokered deposits

7

Transaction Consequences 8 Key Transaction Impacts (Expected) Regulatory Capital Impact SFNC 6/30/19 Pro Forma 2020E / 2021E EPS Accretion ~6% / ~8% IRR ~24% TBV Dilution (%) ~(3.7%) TBVPS Earnback Period ~3 years Tier 1 Leverage Ratio 8.9% 8.5% Common Equity Tier 1 Ratio 9.8% 9.8% Tier 1 Risk - Based Capital Ratio 9.8% 9.8% Total Risk - Based Capital Ratio 12.7% 12.5% Pro Forma TCE / TA ~8.2%

Note: All assumptions are estimates Key Transaction Assumptions Cost Savings • Cost savings of 35% with 65% being achieved in Year 1, and 100% thereafter Revenue Enhancements • None included in projections One - time Merger Related Costs • Approximately $28.0 million pre - tax Loan Mark • $27.8 million loan credit mark; 1.35% of loans HFI • $25.1 million loan interest rate mark Core Deposit Intangible • $47.1 million or 2.50%, 15 year straight - line amortization Operation and Conversion • Landrum Bank will be merged, converted and integrated into Simmons Bank during the 1 st Quarter of 2020 9

Comprehensive Credit Due Diligence 10 • Comprehensive due diligence process coordinated and led by Simmons’ experienced M&A team • Strong credit culture closely aligned with Simmons’ underwriting • Loan and OREO portfolios reviewed by experienced loan review team with knowledge and understanding of key markets • Reviewed 47% of the ~$2.0 billion loan portfolio o Estimated Loan Credit Mark of $27.8 million or 117% of current ALLL o Estimated Loan Interest Mark of $25.1 million • Reviewed 100% of OREO balances

Proven Acquiror and Integrator 2013 - 2014 2016 2017 2015 2019 Metropolitan National Bank Arkansas Total Assets $920,000,000 November 2013 Delta Trust & Banking Corp. Arkansas Total Assets $420,000,000 August 2014 Community First Bancshares Tennessee Total Assets $1,915,000,000 February 2015 Liberty Bancshares, Inc. Missouri Total Assets $1,065,000,000 February 2015 Trust Company of the Ozarks Missouri Assets Under Management $1,000,000,000 October 2015 Citizens National Bank Tennessee Total Assets $585,000,000 September 2016 Hardeman County Investments Tennessee Total Assets $462,000,000 May 2017 Southwest Bancorp, Inc. Oklahoma Total Assets $2,468,000,000 October 2017 First Texas BHC, Inc. Texas Total Assets $2,019,000,000 October 2017 11 Reliance Bancshares, Inc. Missouri Total Assets $1,513,000,000 April 2019 Landrum Company Missouri Total Assets $3,293,574,000 July 2019 Announced

Note: Loan and Deposit pro forma balances as of 6/30/19 (1) Includes a small presence in Illinois Community Banking Structure 12 AR Loans $2.5B Deposits $4.0B TX Loans $4.2B Deposits $2.4B OK \ KS \ CO Loans $2.2B Deposits $2.6B MO (1) Loans $3.4B Deposits $3.4B TN Loans $1.6B Deposits $2.1B Pro Forma Loan and Deposit Breakout Non - Banking Units • Loans $1.2B • Deposits $2.1B

(1) Source: S&P Global Market Intelligence, excludes foreign - based banks, thrifts, and non - bank holding companies Summary 13 • Meaningful entrance into new markets within footprint that complement existing commercial banking teams • Similar cultures and business models expected to enable smooth transition • Attractive balance sheet impact due to Landrum’s funding profile (69% loans / deposits) and loan mix (213% CRE Guideline) • Financially compelling transaction with expected high single - digit EPS accretion and estimated TBVPS earnback of ~3 years • Pro forma assets of $21.4 billion; represents 53 rd largest U.S. bank (1) • Simmons remains poised to continue to create value for our shareholders

Supplemental Information 14

Columbia, MO Market Overview Source: S&P Global Market Intelligence, Columbia Regional Chamber of Commerce, Bureau of Labor Statistics, Columbia Chamber o f Commerce, demographic data deposit weighted by county as of 6/30/19, REDI Columbia Fact Book, Columbia Daily Tribune (1) Columbia Daily Tribune (2) Based on May 2019 Bureau of Labor Statistics U.S. not seasonally adjusted figure of 3.6% and Columbia MSA figure of 2.3% in M ay 2019 (3) Projected population change from 2019 - 2024 per S&P Global Market Intelligence Columbia MSA Market Highlights Unemployment Rate (2) Major Area Employers • Strong private sector with emphasis on jobs from the education and healthcare sectors • Four 4 - year colleges and universities, including University of Missouri - Columbia with an enrollment of 22,503 • Only major metro area in Missouri to add jobs faster than the national average in the 21 st century (1) • Top 10 Best Places to Live: Columbia landed the 6th spot on Livability’s 2019 list of Top 100 Best Places to Live • Top 10 Cities for Career Opportunities: In 2017, SmartAsset listed Columbia as the 9th best U.S. city for career opportunities • Unemployment 130 basis points lower than the national average (2) 15 Projected Population Growth (2019 - 2024) (3) 2.3% 3.3% 3.6% 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% Columbia MSA Missouri U.S. 4.4% 1.6% 3.6% 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% Columbia MSA Missouri U.S.

Sherman and Denison, TX Market Overview Source: S&P Global Market Intelligence, Bureau of Labor Statistics, demographic data deposit weighted by county as of 6/30/18 , Herald Democrat (1) Herald Democrat (2) Based on May 2019 Bureau of Labor Statistics U.S. not seasonally adjusted figure of 3.6% and Sherman - Denison figure of 2.6% in M ay 2019 (3) Projected population change from 2019 - 2024 per S&P Global Market Intelligence Sherman - Denison MSA Market Highlights • 2 colleges of higher education and 2 major health care medical centers • Significant economic development in 2018 with record low unemployment, record high tax income and new property tax income (1) • One of the most affordable places to live in the U.S. (1) • One of the nation’s fastest growing metro populations (1) • Unemployment 100 basis points lower than the national average (2) 16 Major Area Employers Unemployment Rate (2) Projected Population Growth (2019 - 2024) (3) 2.6% 3.5% 3.6% 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% Sherman-Denison MSA Texas U.S. 5.8% 7.0% 3.6% 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% 7.0% 8.0% Sherman-Denison MSA Texas U.S.

Source: S&P Global Market Intelligence and Company documents Data bank level as of 6/30/19 Pro Forma Loan Composition 3 % SFNC Landrum Pro Forma Loans ($mm) Loans ($mm) Loans ($mm) 17 C&D $291 14.1% 1-4 Family 597 29.0 Multifamily 60 2.9 Owner-Occupied CRE 248 12.1 Non Owner-Occupied CRE 276 13.4 C&I 283 13.7 Consumer & Other 306 14.8 Gross Loans & Leases (Excl. HFS) $2,062 100.0% 14% 29% 3% 12% 13% 14% 15% 15% 15% 5% 10% 29% 17% 9% C&D $1,982 15.1% 1-4 Family 2,031 15.5 Multifamily 598 4.6 Owner-Occupied CRE 1,320 10.1 Non Owner-Occupied CRE 3,742 28.5 C&I 2,262 17.2 Consumer & Other 1,192 9.1 Gross Loans & Leases (Excl. HFS) $13,127 100.0% 15% 17% 4% 10% 26% 17% 10% C&D 2,273$ 15.0% 1-4 Family 2,628 17.3 Multifamily 658 4.3 Owner-Occupied CRE 1,569 10.3 Non Owner-Occupied CRE 4,018 26.5 C&I 2,545 16.8 Consumer & Other 1,498 9.9 Gross Loans & Leases (Excl. HFS) $15,189 100.0%

Pro Forma Deposit Composition 3 % SFNC Landrum Pro Forma Deposits ($mm) Deposits ($mm) Deposits ($mm) Source: S&P Global Market Intelligence and Company documents Data bank level as of 6/30/19 18 Demand Deposits 209$ 7.0 % NOW Accounts 90 3.0 Money Market & Savings 1,819 61.3 Retail Time Deposits 542 18.3 Jumbo Time Deposits 307 10.3 Total Deposits $2,968 100.0% 8% 3% 64% 17% 7% Demand Deposits 1,124$ 8.2 % NOW Accounts 441 3.2 Money Market & Savings 8,752 64.3 Retail Time Deposits 2,338 17.2 Jumbo Time Deposits 966 7.1 Total Deposits $13,621 100.0% 8% 3% 64% 17% 8% Demand Deposits 1,332 8.0 NOW Accounts 531 3.2 Money Market & Savings 10,571 63.7 Retail Time Deposits 2,881 17.4 Jumbo Time Deposits 1,273 7.7 Total Deposits $16,589 100.0% 7% 3% 61% 18% 10%

Pro Forma Deposit Composition by State 3 % SFNC Landrum Pro Forma Deposits ($mm) Deposits ($mm) Deposits ($mm) 19 39% 31% 30% Missouri 1,026$ 39.1 % Oklahoma 816 31.1 Texas 782 29.8 Total Deposits 2,624$ 100.0% 34% 20% 17% 14% 11% 3% 1% 28% 24% 14% 17% 15% 2% 1% Arkansas 3,982$ 27.6 % Missouri (1) 3,437 23.8 Tennessee 2,050 14.2 Texas 2,388 16.6 Oklahoma 2,117 14.7 Kansas 318 2.2 Colorado 119 0.8 Total Deposits 14,411$ 100.0 % Arkansas 3,982$ 33.8 % Missouri (1) 2,411 20.5 Tennessee 2,050 17.4 Texas 1,606 13.6 Oklahoma 1,301 11.0 Kansas 318 2.7 Colorado 119 1.0 Total Deposits 11,787$ 100.0 % Source: S&P Global Market Intelligence and Company documents Data bank level as of 6/30/19. Excludes deposits from non - banking business units (1) Includes a small presence in Illinois

$1,930 $2,156 $2,427 $2,569 $2,799 $3,133 $3,294 $0 $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 2013 2014 2015 2016 2017 2018 Q2 '19 $1,223 $1,324 $1,462 $1,559 $1,703 $1,975 $2,062 $0 $500 $1,000 $1,500 $2,000 $2,500 2013 2014 2015 2016 2017 2018 Q2 '19 $1,692 $1,810 $2,026 $2,270 $2,501 $2,834 $2,965 $0 $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 2013 2014 2015 2016 2017 2018 Q2 '19 Source: S&P Global Market Intelligence Data as of 12/31 each respective year; Q2 ’19 data as of 6/30/19 Landrum Company Historical Balance Sheet Growth Assets ($mm) Deposits ($mm) Loans / Deposits (%) Gross Loans (Excl HFS) ($mm) 20 72.3% 73.1% 72.1% 68.7% 68.1% 69.7% 69.5% 0.0% 25.0% 50.0% 75.0% 100.0% 2013 2014 2015 2016 2017 2018 Q2 '19